As filed with the Securities and Exchange Commission on June 24, 2010.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-0693330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23301 Wilmington Ave.

Carson, CA 90745

(310) 513-7280

(Address of Principal Executive Offices)

DUCOMMUN INCORPORATED 2007 STOCK INCENTIVE PLAN

(Full Title of the Plans)

JAMES S. HEISER

Vice President,

General Counsel and Secretary

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, CA 90745

(310) 513-7280

(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	600,000	$18.18	$10,908,000	$777.74

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of the common stock, par value $.01 per share (the “Common Stock”) that become available under the Ducommun Incorporated 2007 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s Common Stock, as reported on the New York Stock Exchange on June 23, 2010.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 600,000 shares of the Common Stock of Ducommun Incorporated (the “Company” or “Registrant”), which may be issued pursuant to awards under the Ducommun Incorporated 2007 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on August 1, 2007 (SEC File No. 333-145008), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation, previously filed with the Delaware Secretary of State on May 29, 1990. Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 1990.

4.2*	Certificate of Amendment of Certificate of Incorporation, previously filed with the Delaware Secretary of State on May 27, 1998. Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 1998.

4.3*	Bylaws, as amended and restated on November 5, 2009. Incorporated by reference to Exhibit 99.1 to Form 8-K filed November 11, 2009.

4.4	Ducommun Incorporated 2007 Stock Incentive Plan, as amended.

5.1	Opinion of James S. Heiser.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of James S. Heiser, contained in Exhibit 5.1.

24.1	Power of Attorney, included as part of signature page.

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of June, 2010.

DUCOMMUN INCORPORATED

By:	/s/ JAMES S. HEISER
James S. Heiser
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James S. Heiser such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY J. REARDON Anthony J. Reardon	President, Chief Executive Officer, Chief Operating Officer and Director (Principal Executive Officer)	June 24, 2010

/s/ JOSEPH P. BELLINO Joseph P. Bellino	Vice President and Chief Financial Officer (Principal Financial Officer)	June 24, 2010

/s/ SAMUEL D. WILLIAMS Samuel D. Williams	Vice President and Controller (Principal Accounting Officer)	June 24, 2010

/s/ JOSEPH C. BERENATO Joseph C. Berenato	Director	June 24, 2010

H. Frederick Christie	Director

/s/ EUGENE P. CONESE, JR. Eugene P. Conese, Jr.	Director	June 24, 2010

/s/ RALPH D. CROSBY, JR. Ralph D. Crosby, Jr.	Director	June 24, 2010

Signature	Title	Date

/s/ ROBERT C. DUCOMMUN Robert C. Ducommun	Director	June 24, 2010

/s/ DEAN M. FLATT Dean M. Flatt	Director	June 24, 2010

/s/ JAY L. HABERLAND Jay L. Haberland	Director	June 24, 2010

/s/ ROBERT D. PAULSON Robert D. Paulson	Director	June 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation, previously filed with the Delaware Secretary of State on May 29, 1990. Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 1990.

4.2*	Certificate of Amendment of Certificate of Incorporation, previously filed with the Delaware Secretary of State on May 27, 1998. Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 1998.

4.3*	Bylaws, as amended and restated on November 5, 2009. Incorporated by reference to Exhibit 99.1 to Form 8-K filed November 11, 2009.

4.4	Ducommun Incorporated 2007 Stock Incentive Plan, as amended.

5.1	Opinion of James S. Heiser.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of James S. Heiser, contained in Exhibit 5.1.

24.1	Power of Attorney, included as part of signature page.

*	Incorporated herein by reference.